UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2005

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Broadcom Corporation entered into a Stipulation of Settlement (the "Stipulation") as of June 24, 2005 to settle the securities class action litigation entitled In re Broadcom Corporation Securities Litigation, Case No. SA CV 01-275 GLT (MLGx), pending in the United States District Court for the Central District of California (the "Court") against Broadcom and certain of its current and former officers and directors (the "Class Action"). The parties to the Stipulation are the Minnesota State Board of Investment, the lead plaintiff in the Class Action, on behalf of itself and members of the class certified on October 15, 2003 (collectively, the "Plaintiffs"), and Broadcom, Henry T. Nicholas III, the former President and Chief Executive Officer and a former director of the company, Henry Samueli, Chairman of the Board of Directors and Chief Technical Officer, and William J. Ruehle, Senior Vice President and Chief Financial Officer (collectively, the "Defendants").

Under the Stipulation, the parties agreed that the Class Action will be dismissed in exchange for an aggregate payment of $150 million in cash (the "Settlement Fund"). Broadcom expects that its insurance carriers will pay approximately $40 million of that amount. Of the remaining balance, approximately $108 million will be paid by Broadcom into an escrow account on or before July 12, 2005. Any additional amount necessary to bring the Settlement Fund to $150 million will be paid into the escrow account by Broadcom within two business days before the Court hearing on final approval of the Stipulation.

On June 27, 2005, the Court granted preliminary approval of the Stipulation and the settlement set forth therein and set a hearing date of September 12, 2005 on a motion for final approval. However, the settlement remains subject to the satisfaction of various conditions, including without limitation (1) a commitment by Broadcom’s insurance carriers to fund their portion of the Settlement Fund, (2) notification to members of the class in the Class Action, and (3) final approval by the Court. If for any reason the settlement does not become final, or if the Stipulation is cancelled or terminated, contributions to the Settlement Fund will be returned to the parties who made them (less any notice or administrative costs incurred pursuant to the Stipulation) and the parties will be restored to their respective positions in the litigation as of June 20, 2005.

Terms for distribution of the Settlement Fund, and other terms of settlement, will be disclosed in the notice to be sent to members of the class. Pursuant to the Stipulation, all costs of preparing and distributing notices to members of the class and administration of the settlement, together with all fees and expenses awarded to Plaintiffs’ counsel and certain other expenses, will be paid out of the Settlement Fund, which will be maintained by an escrow agent under the Court’s supervision. The Court has appointed Gilardi & Co., LLC to be Claims Administrator.

The Plaintiffs have agreed to dismiss the Class Action with prejudice effective upon final Court approval. The Plaintiffs and Defendants have also agreed to reciprocal releases covering all asserted and unasserted, known and unknown, claims relating to the Class Action. As part of the settlement, Broadcom and the other Defendants continue to deny any liability or wrongdoing with respect to the claims raised in the Class Action.

The material terms of the settlement contained in the Stipulation were previously agreed to in a Memorandum of Understanding between counsel for the Plaintiffs and counsel for the Defendants that was executed on June 23, 2005 (the "MOU"). A copy of the press release issued by Broadcom with respect to the MOU is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this Current Report on Form 8-K, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on Broadcom’s current expectations, estimates and projections about its industry and business, management's beliefs, and certain assumptions made by Broadcom, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts,"
"believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement, including, but not limited to, the risks that the settlement will not be completed or approved by the Court, that any Court approval will be successfully reversed on appeal, or that Broadcom will not be able to obtain contributions to the settlement from one or more of its insurance carriers.

Broadcom’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission filings discuss other important risk factors that could contribute to such differences or otherwise affect its business, results of operations and financial condition. The forward-looking statements in this Current Report speak only as of this date. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law or regulation.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated June 24, 2005 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

June 29, 2005	By:	William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated as of June 24, 2005 of the Registrant